Exhibit 99
                                Selected Information
                       Relating to Series 1994-1 Certificates,
                      Series 1995-1 Certificates, Series 1996-1
                    Certificates, Series 1996-2 Certificates, and
                           Series 1997-1 Certificates from
                      January 1, 1997 through September 30, 1997
                      -------------------------------------------

                Series 1994-1    Series 1995-1    Series 1996-1    Series 1996-2     Series 1997-1
                Floating Rate    6.50% Auto       5.50% Auto       Floating Rate     Floating Rate
                Loan Asset       Loan Asset       Loan Asset       Loan Asset        Loan Asset
                Backed           Backed           Backed           Backed            Backed
                Certificates     Certificates     Certificates     Certificates      Certificates
                ------------     ------------     ------------     -------------     -------------





Interest
Paid         $ 44,621,966.91  $ 51,269,097.25  $ 33,122,222.26  $ 41,950,766.69    $ 17,716,749.17

Servicing
Fee Paid     $  7,499,999.97  $  7,499,999.97  $  6,000,000.03  $  7,200,000.00    $  2,979,166.67









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